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                                                             EXHIBIT 5





                            KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901
                                 (203) 324-1400



                                 August 23, 2000

IBS Interactive, Inc.
2 Ridgedale Avenue, Suite 350
Cedar Knolls, New Jersey 07927


                  Re:      Registration Statement on Form S-8

Dear Ladies and Gentlemen:

                  We have acted as special counsel to IBS Interactive, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to 1,380,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), which are to be issued pursuant to the Company's 1998 Stock Option Plan, 1999 Stock Option Plan and 2000 Stock Option Plan (collectively, the "Plans"). You have requested our opinion as such special counsel as to matters described herein relating to the issuance of the Shares.

                  In connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of: (i) the Plans; (ii) the Registration Statement; (iii) the Company's Restated Certificate of Incorporation as in effect as of the date hereof; and (iv) the Restated By-Laws and the minute books and other records of corporate proceedings of the Company, in each case as made available to us by officers of the Company. We have also reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

                  For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to this opinion, we have relied to the extent we deemed proper upon representations, warranties and statements of officers and other representatives of the Company. We express no opinion as to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.
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                  Based upon and subject to the foregoing qualifications,
assumptions and limitations, it is our opinion that the Shares have been duly authorized and, when issued and paid for as contemplated by each of the Plans, will be validly issued, fully paid and non-assessable.

                  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in the Registration Statement as of the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                              Very truly yours,

                                              Kelley Drye & Warren LLP

                                              By:  /s/ Randi-Jean G. Hedin
                                                 _______________________________
                                                       A Member of the Firm